EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TAT Technologies Ltd. of our report dated March 14, 2022, relating to the financial statements, which appears in TAT Technologies Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2021.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
December 20, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited